Exhibit 99.1

AVANIR PHARMACEUTICALS REPORTS FISCAL 2013 SECOND QUARTER FINANCIAL AND BUSINESS RESULTS

ALISO VIEJO, Calif., May 8, 2013—Avanir Pharmaceuticals, Inc. (NASDAQ: AVNR) today reported financial results for the three and six months ended March 31, 2013.

Quarterly Financial Highlights

•	Total company net revenues of $17.4 million

•	Gross and net NUEDEXTA® sales increased to $20.8 million and $16.5 million, respectively, representing growth of 14% and 11% versus the previous quarter

•	Cash, cash equivalents, and restricted investments of $70.2 million as of March 31, 2013.

“Avanir achieved a major milestone with the exciting news regarding the positive CHMP opinion for NUEDEXTA in Europe. This is a significant moment in the evolution of the company towards its goal of becoming a leading mid-cap biopharmaceutical company,” said Keith A. Katkin, president and CEO of Avanir. “Additionally, we continue to execute in the U.S. as demonstrated by our commercial and clinical progress. We enter the second half of fiscal 2013 with strong momentum, a broad CNS pipeline and a continued focus on building our business.”

Fiscal 2013 Second Quarter Results

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Total net revenues for the quarter ended March 31, 2013 were $17.4 million, compared with $10.0 million for the comparable quarter in fiscal 2012, representing 74% year-over-year growth. Total net revenues consist of NUEDEXTA net revenue and royalty revenue from Abreva®.

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Total operating expenses, excluding cost of sales and share-based compensation were $30.1 million in the second quarter of fiscal 2013, compared with $25.3 million in the comparable period in fiscal 2012.

•	Cash used in operations was $9.6 million in the second quarter of fiscal 2013.

•	Net loss for the fiscal 2013 second quarter was $16.5 million, or $0.12 per share, compared with a net loss of $17.0 million, or $0.13 per share, for the same period in fiscal 2012.

Fiscal 2013 Six-Month Results

•	Total net revenues for the first six-months of fiscal 2013 totaled $34.0 million, compared with $17.2 million for the first six months of fiscal 2012.

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Total operating expenses, excluding cost of sales and share-based compensation were $55.4 million in the first six-months of fiscal 2013, compared to $47.0 million in the comparable period for fiscal 2012.

•	Cash used in operations was $22.3 million in the first six months of fiscal 2013.

•	Net loss for the first six-months of fiscal 2013 was $28.6 million, or $0.21 per share, compared with a net loss of $33.0 million, or $0.25 per share for the comparable period in fiscal 2012.

NUEDEXTA Revenue

For the quarter ended March 31, 2013, the company reported NUEDEXTA gross and net revenue of $20.8 million and $16.5 million respectively. Second quarter fiscal 2013 NUEDEXTA net revenue increased 81% versus the previous year and 11% over the previous quarter.

Cash, Cash Equivalents & Marketable Securities

As of March 31, 2013 Avanir had cash, cash equivalents and restricted investments totaling $70.2 million, including cash and cash equivalents of $67.9 million.

Business Highlights

•	The company reported an eighth consecutive quarter of NUEDEXTA unit growth in both business channels with 13% retail and 4% institutional growth.

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The Committee for Medicinal Products for Human Use (CHMP) of the European Medicines Agency (EMA) adopted a positive opinion for NUEDEXTA, recommending it be approved in two dosage strengths for the treatment of pseudobulbar affect (PBA), irrespective of neurologic cause.

•	The company appointed Corinne Nevinny, a seasoned life sciences executive with broad healthcare industry experience, to the company’s board of directors.

Note to Investors: As previously announced, Avanir will hold a conference call to discuss fiscal 2013 second quarter financial results today, May 8, 2013, beginning at 1:30 p.m. Pacific Time. You can listen to this call by dialing 1- 877 703 6106 for domestic callers or +1- 857 244 7305 for international callers, and entering passcode 62763985. Those interested in listening to the conference call live via the internet may do so by visiting http://ir.avanir.com.

About NUEDEXTA

NUEDEXTA is an innovative combination of two well-characterized components; dextromethorphan hydrobromide (20 mg), the ingredient active in the central nervous system, and quinidine sulfate (10 mg), a metabolic inhibitor enabling therapeutic dextromethorphan concentrations. NUEDEXTA acts on sigma-1 and NMDA receptors in the brain, although the mechanism by which NUEDEXTA exerts therapeutic effects in patients with PBA is unknown.

NUEDEXTA Important Safety Information

NUEDEXTA is indicated for the treatment of pseudobulbar affect (PBA). PBA occurs secondary to a variety of otherwise unrelated neurological conditions, and is characterized by involuntary, sudden, and frequent episodes of laughing and/or crying. PBA episodes typically occur out of proportion or incongruent to the underlying emotional state.

Studies to support the effectiveness of NUEDEXTA were performed in patients with amyotrophic lateral sclerosis (ALS) and multiple sclerosis (MS). NUEDEXTA has not been shown to be safe and effective in other types of emotional liability that can commonly occur, for example, in Alzheimer’s disease and other dementias.

NUEDEXTA and certain other medicines can interact, causing serious side effects. If you take certain drugs or have certain heart problems, NUEDEXTA may not be right for you.

NUEDEXTA causes dose-dependent QTc prolongation. When initiating NUEDEXTA in patients at risk for QT prolongation and torsades de pointes, electrocardiographic (ECG) evaluation should be conducted at baseline and 3-4 hours after the first dose.

The most common adverse reactions are diarrhea, dizziness, cough, vomiting, asthenia, peripheral edema, urinary tract infection, influenza, increased gamma-glutamyltransferase, and flatulence. NUEDEXTA may cause dizziness.

These are not all the risks from use of NUEDEXTA. Please refer to full Prescribing Information at www.NUEDEXTA.com.

About Avanir Pharmaceuticals, Inc.

Avanir Pharmaceuticals, Inc. is a biopharmaceutical company focused on bringing innovative medicines to patients with central nervous system disorders of high unmet medical need. As part of our commitment, we have extensively invested in our pipeline and are dedicated to advancing medicines that can substantially improve the lives of patients and their loved ones. For more information about Avanir, please visit www.avanir.com.

AVANIR® and NUEDEXTA® are trademarks or registered trademarks of Avanir Pharmaceuticals, Inc. in the United States and other countries.

©2013 Avanir Pharmaceuticals, Inc. All Rights Reserved.

Forward Looking Statements

Except for the historical information contained herein, the matters set forth in this press release, including statements regarding Avanir’s plans, potential opportunities, financial or other expectations, projections, goals objectives, milestones, strategies, market growth, timelines, legal matters, product pipeline, clinical studies, product development and the potential benefits of its commercialized products and products under development are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including the risks and uncertainties associated with Avanir’s operating performance and financial position, the market demand for and acceptance of Avanir’s products domestically and internationally, research, development and commercialization of new products domestically and internationally, obtaining additional indications, obtaining and maintaining regulatory approvals domestically and internationally, and other risks detailed from time to time in the Company’s most recent Annual Report on Form 10-K and other documents subsequently filed with or furnished to the Securities and Exchange Commission. These forward-looking statements are based on current information that may change and you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement, and the Company undertakes no obligation to revise or update any forward-looking statement to reflect events or circumstances after the issuance of this press release.

Avanir Investor & Media Contact

Ian Clements, PhD

ir@avanir.com

+1 (949) 389-6700

AVANIR PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31	September 30,
	2013	2012
	(unaudited)	(audited)
ASSETS
Current assets:
Cash and cash equivalents	$67,859,426	$69,778,406
Restricted cash and cash equivalents	654,624	652,913
Trade receivables, net	9,679,775	7,231,759
Inventories, net	428,969	415,475
Prepaid expenses and other current assets	2,570,074	2,434,590
Restricted short-term investment	—	401,550

Total current assets	81,192,868	80,914,693
Restricted long-term investments	1,303,938	1,302,136
Property and equipment, net	1,680,317	1,808,594
Non-current inventories, net	908,366	908,364
Other assets	625,196	1,078,009

TOTAL ASSETS	$85,710,685	$86,011,796

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable, accrued expenses and other liabilities	$20,734,658	$15,598,666
Current portion of note payable	7,812,014	2,162,263
Current portion of deferred royalty revenues	2,557,464	2,557,464

Total current liabilities	31,104,136	20,318,393
Accrued expenses and other liabilities, net of current portion	1,073,265	666,179
Note Payable	21,325,055	26,698,263
Deferred royalty revenues, net of current portion	117,022	1,491,854

Total liabilities	53,619,478	49,174,689

Total stockholders’ equity	32,091,207	36,837,107

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$85,710,685	$86,011,796

AVANIR PHARMACEUTICALS, INC.

CONDENSED STATEMENT OF OPERATIONS

	Three Months Ended March 31,		Six Months Ended March 31,
	2013	2012	2013	2012
REVENUES
Net product sales	$16,535,059	$9,141,873	31,414,321	14,630,636
Revenues from royalties	899,129	898,515	2,525,139	2,574,635
Revenue from research grant services	—	—	15,000	—

Total revenues	17,434,188	10,040,388	33,954,460	17,205,271

OPERATING EXPENSES
Cost of product sales	933,426	534,345	1,771,555	844,148
Cost of research grant services	69,090	—	78,488	—
Research and development	8,874,298	6,395,155	15,522,389	10,139,670
Selling and marketing	16,061,408	14,814,013	29,583,827	28,596,850
General and administrative	6,978,684	5,346,991	13,517,087	10,639,173

Total operating expenses	32,916,906	27,090,504	60,473,346	50,219,841

Loss from operations	(15,482,718)	(17,050,116)	(26,518,886)	(33,014,570)

OTHER INCOME (EXPENSE)
Interest income	15,065	7,882	34,396	22,173
Interest expense	(1,059,245)	—	(2,118,490)	—
Other, net	197	75	197	4,081

Loss before provision for income taxes	(16,526,701)	(17,042,159)	(28,602,783)	(32,988,316)
Provision for income taxes

Net loss and comprehensive loss	$(16,526,701)	$(17,042,159)	$(28,602,783)	$(32,988,316)

Basic and diluted net loss per share	$(0.12)	$(0.13)	$(0.21)	$(0.25)

Basic and diluted weighted average number of common shares outstanding	139,173,746	133,463,300	137,959,958	130,683,671